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                                                                         Part C

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 2-73768) of our report dated August 14, 1996 on our audit of the financial statements and financial highlights of the IAA Trust Taxable Fixed Income Series Fund, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 26, 1997